Exhibit 99.1

   POWIN ENERGY Shareholder MeetingAugust 2017

 disclaimer  Matters discussed in this presentation and during our 2017 Annual Meeting of Stockholders, whether written or oral, relating to future events or our future performance, including any discussion, expressed or implied, regarding our anticipated growth, operating results, plans, objectives, future earnings per share, and the impact of our investments in sales-building initiatives and operational capabilities on future sales and earnings, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the words “believe,” “positioned,” "estimate,” “project,” “target,” “plan,” “goal,” “assumption,” “continue,” “intend,” “expect,” “future,” “anticipate,” and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on our forward-looking statements. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those discussed from time to time in our reports filed with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2016 and our quarterly reports on Form 10-Q. All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this presentation or during our 2017 Annual Meeting of Shareholders are made only as of the date of this presentation and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

   Powin builds the most advanced Li-Ion Battery Energy Storage Solutions to power the future grid.

# POWIN SNAPSHOT

- Fully Patented Technology Platform
  - Completed engineering on 2nd generation product the "Stack 140"
  - Producing and installing Stack 140
  - Supports both Utility-Scale and C&I applications
- ~36 Employees Worldwide
- 8MWh system operational since January 2017 in California
- 40MWh system under construction in Ontario, Canada
  - Scheduled for commissioning "C.O.D" in early Q4-2017
- 26MWh of committed backlog
- 40MWh in final contracting
- 180MWh shortlisted

PowinEnergy

CONFIDENTIAL

Robust Market opportunity    The energy storage market is maturing and rapidly growing. Li-ion is currently the key technology and will remain the primary battery technology for at least then next decade. EV battery advancements will drive down the cost of Li-ion for storage applications.

 the first inning of grid conversion    Utility scale comprises substantial majority of market. Powin’s technology and manufacturing afford a 10-15% price advantage.46% CAGR over next 8 years predicted for the global utility-scale energy storage market.

 200+ MWH contracted or shortlisted

 200+ MWH contracted or shortlisted    This pipeline represents an anticipated approximately $100,000,000 of product. Pipeline assembly began just over one year ago. One limiting factor in substantial additions to the pipeline is counterparty confidence in Powin’s balance sheet

 Powin’s participation in this market    - Targeting 15% of the Global Market by 2021 -- Global market projected to be 19.7 GWh by 2021* (15% share = 2.9 GWh) -- Expected revenue / MWh in 2021 = $200,000. 15% market share equates to $500M in revenueLevel of success to this goal depends considerably on: -- Projected cost declines in Li-Ion Battery / Cell pricing* -- Ongoing R&D / design efforts to reduce cost -- Level of Regulatory mandates in each country requiring battery energy storage i.e. how fast market demand manifests -- Appropriate capitalization of Powin’s Balance Sheet -- Successful relationships with utilities, infrastructure developers, and C&I customers -- Strong relationships with cell and other suppliers.  * Source of projections:

 Currently Engaged with key customers    Utility Customers              Front of Meter Developers              Behind the Meter Developers              Other

 Dedicated manufacturing facility    All product is manufactured at Finway Energy, a dedicated plant in Yangzhao, China. Annual capacity >750 MWhOn-site testing lab capable of simultaneously cycling 2.5 MWh of product.Powin QC staff are on site for the entire manufacturing process and complete detailed inspection and operational testing before export.

 financials    On August 11, 2017, the company filed its latest 10-Q:

 Financials (continued)

   Making Energy Storage Simple